EXHIBIT 12.1




                                     CONSENT

We have authorized and hereby consent to the inclusion in this Form 20-F registration statement filed by Amador Gold Corp. of our report entitled "A Resource Estimate on the KPM Shoal Lake Project" dated September 30, 2003 in the form and context in which it appears.

GIROUX CONSULTANTS LTD.

By: /s/ G.H. Giroux
    -------------------------------
        G.H. Giroux, P.Eng., MASc.

Vancouver, British Columbia
October 6, 2003